UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    March 29, 2006

BIOJECT MEDICAL TECHNOLOGIES INC.
(Exact name of registrant as specified in its charter)

Commission File Number: 0-15360

Oregon	93-1099680
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

20245 SW 95th Avenue,
Tualatin, OR	97062
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (503) 692-8001

Former name or former address if changed since last report: no change

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

On March 29, 2006, Bioject Medical Technologies Inc. (the “Company”) and Bioject, Inc., the Company’s wholly-owned subsidiary (“Sub”), entered into a 2006 Term Loan and Security Agreement with Partners for Growth, L.P. (“PFG”) for a $1.25 million convertible debt financing (the “Debt Financing”). Under the terms of the Debt Financing, the Company received $1.25 million. This loan will be due in March 2011. The loan will be convertible, subject to shareholder approval, at any time, by PFG into the Company’s common stock at $1.37 per share. In addition, if the Company’s common stock trades at a price of $4.11 per share or higher for 20 consecutive trading days, the Company can force PFG to convert the debt to the Company’s common stock, subject to certain limitations on trading volume. Shareholders will be asked to approve the conversion feature of this transaction at the Company’s annual meeting, which is expected to be held in May 2006. If shareholders do not approve the conversion feature of this transaction at the earlier of the annual meeting or July 31, 2006, the loan will be payable upon demand by PFG. If the Company prepays this loan, the Company will issue PFG a warrant to purchase a number of shares of common stock equal to what it would have received upon conversion. The warrant will expire on the same date that the loan would have been due. The loan bears interest at the prime rate as in effect from time to time and is secured by PFG’s existing first priority lien on substantially all of the assets of the Company and of Sub. Subject to shareholder approval, interest is payable in kind with shares of the Company’s common stock for so long as the holders of the Company’s Series E preferred stock receive dividends payable in shares of the Company’s Series E preferred stock. The Company is required to register for resale by PFG the shares of the Company’s common stock issuable to PFG.

The obligations of the Company and Sub under the 2006 Term Loan and Security Agreement accelerate upon certain events, including a sale or change of control of the Company.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

On March 29, 2006, the Company and Sub borrowed $1.25 million under the 2006 Term Loan and Security Agreement. See Item 1.01 for a description of the loan agreement.

Item 3.02  Unregistered Sales of Equity Securities

On March 29, 2006, the Company and Sub borrowed $1.25 million under the 2006 Term Loan and Security Agreement. See Item 1.01 for a description of the conversion terms of the loan and the Company’s obligation to issue a warrant if the loan is prepaid.

The foregoing issuance of securities was exempt from registration under the Securities Act of 1933, as amended, pursuant to Rule 506 thereunder, among other exemptions, on the basis that the purchaser of the securities in this issuance is an accredited investor.

Item 9.01  Financial Statements and Exhibits

(d) Exhibits

The following exhibit is filed herewith and this list is intended to constitute the exhibit index:

10.1	2006 Term Loan and Security Agreement dated March 29, 2006 between the Company, Bioject, Inc. and Partners for Growth, L.P.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: April 3, 2006	BIOJECT MEDICAL TECHNOLOGIES INC.
(Registrant)

/s/ JOHN GANDOLFO
John Gandolfo
Chief Financial Officer and Vice President of Finance